Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated January 9, 2004 and February 19, 2003, with respect to the consolidated financial statements of Perficient, Inc. included in this Registration Statement (Form S-3 No. 333-xxxxx) and the related Prospectus of Perficient, Inc. for the registration of 5,787,490 shares of its common stock.

/s/ Ernst & Young LLP

Austin, Texas
March 7, 2005